ARTICLES OF AMENDMENT
                                     TO THE
                          ARTICLES OF INCORPORATION OF
                            HYDROGEN TECHNOLOGY, INC.



        Pursuant to the provisions of Section 607.1005 of the Florida Business corporation Act, the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

         1. Article I of the Articles of Incorporation shall be deleted and the following Article I shall be inserted in its place;

                                   ARTICLE I
                                 CORPORATE NAME

The name of this corporation shall be:

SOUTHERN GROUP INTERNATIONAL, INC.

        2. The Amendment was adopted on January 4, 1996.

        3. The Amendment was duly adopted by the sole Incorporator of the Corporation. The Corporation has not yet issued shares.

Dated:  January 4, 1996

                                             HYDROGEN TECHNOLOGY, INC.



                                          By:/s/ Edward H. Gilbert
                                             ---------------------
                                             Edward H. Gilbert
                                             Incorporator